Exhibit 10.3

FORM OF STOCK OPTION AWARD AGREEMENT

DIRECTORS AND OFFICERS

Certificate of Stock Option Grant

1275 Harbor Bay Parkway

Alameda, CA  94502 USA

Main: 1-510-864-8800

Fax:   1-510-864-8802

Employee ID:

You have been granted an option to purchase UTStarcom, Inc. Common Stock as follows:

Type of Option:

Grant No.:

Stock Option Plan:

Date of Grant:

Vesting Commencement Date:

Total Number of Option Shares:

Option Exercise Price per Share:

Total Exercise Price of Option Shares:

Term/Expiration Date:

	Vesting Frequency	Total Shares Vesting
Vesting Period Ends	During Period	Over Period

You agree by acceptance of this grant that this grant is subject to the terms and conditions of the 2006 Equity Incentive Plan (as amended from time to time), the Stock Option Award Agreement for the Plan year (the “Award Agreement”), and any country-specific terms and conditions contained in an Appendix to the Award Agreement if you are resident in or transfer to one of the countries identified therein.

[Signature]

[Name]

[Title]

1

UTSTARCOM, INC.

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

DIRECTORS AND OFFICERS

Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

I.                                       NOTICE OF STOCK OPTION GRANT

A.                                   The Plan Administrator of UTStarcom, Inc., a Delaware corporation (the “Company”), hereby grants to the individual named in the Certificate of Stock Option Grant (the “Participant”) an option (the “Option”) to purchase the number of shares, as set forth in the Certificate of Stock Option Grant, at the exercise price per share set forth in the Certificate of Stock Option Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

Subject to any acceleration provisions contained in the Plan or set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Twenty-five percent (25%) of the Shares subject to the Option shall vest twelve (12) months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be an active Service Provider through such dates.

B.                                     Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be an active Service Provider, unless such termination is due to Participant’s death or Disability or such termination occurs within twelve (12) months after a Change in Control, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider.  Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

II.                                   AGREEMENT

A.                                   Exercise of Option.

1.                                       Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Certificate of Stock Option Grant and the applicable provisions of the Plan and this Award Agreement.

2.                                       Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice will be completed by Participant and delivered to the Company.  The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised

Shares, together with any applicable withholding taxes.  This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any applicable tax withholding (as discussed in greater detail in Section II.G below).

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

B.                                     Method of Payment.

Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

1.                                       cash;

2.                                       check; or

3.                                       consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

C.                                     Non-Transferability of Option.  Unless determined otherwise by the Administrator, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

D.                                    Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option.  The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

E.                                      Restrictions on Exercise.  This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law or other law or regulation.  Further, Participant agrees that, if so requested by the Company, Participant shall not exercise this Option, or sell or otherwise transfer any Shares or other securities of the Company.  Participant also agrees that the Company may issue stop-transfer instructions with respect to Participant’s Shares.

F.                                      Term of Option.

This Option may be exercised only within the term set out in the Certificate of Stock Option Grant and Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

G.                                     Tax Obligations.

1.                                       Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other Tax Obligations related to Participant’s participation in the Plan and legally applicable to Participant (“Tax Obligations”), Participant acknowledges that the ultimate liability for all Tax Obligations is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertaking regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, without limitation, the grant, vesting or exercise of the Option, the issuance of Shares at exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or to achieve any particular tax result.  Furthermore, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

2.                                       Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following: (a) withholding from Participant’s wages or other cash compensation paid to Participant by the Company, the Employer and/or any other Subsidiary or Affiliate; or (b) withholding from proceeds of the sale of shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (c) withholding in shares to be issued at exercise of the Option.

3.                                       To avoid any negative accounting treatment, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised Option Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of Participant’s participation in the Plan.

4.                                       Finally, Participant shall pay to the Company or the Employer any amount of Tax Obligations that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described in this Section.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax Obligations.

H.                                    No Advice Regarding Grant.  PARTICIPANT UNDERSTANDS THAT HE/SHE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PARTICIPATION IN THE PLAN INCLUDING, WITHOUT LIMITATION, EXERCISE OF THE OPTION, OR PURCHASE OR DISPOSITON OF THE SHARES.  PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX, LEGAL OR FINANCIAL CONSULTANTS PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE EXERCISE OF THE OPTION, OR PURCHASE OR DISPOSITON OF THE SHARES, AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

I.                                         Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

J.                                        Entire Agreement; Governing Law; Venue.

1.                                       The Plan is incorporated herein by reference.  The Plan and this Award Agreement (with any country-specific appendix thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

2.                                       This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of

Alameda, State of California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

K.                                    Language.  If Participant received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

L.                                      Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

M.                                 Appendix.  Notwithstanding any provisions in this Award Agreement, the Option granted to Participant shall be subject to any special terms and conditions set forth in any Appendix to this Award Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan.  The Appendix constitutes part of this Award Agreement.

N.                                    Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to execute any additional agreements or undertaking that may necessary to accomplish the foregoing.

O.                                    No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Participant’s receipt of this Award Agreement, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement (including any country-specific appendix thereto).  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

[Appendix with Country-Specific Terms and Conditions Immediately Follows]

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS

UTSTARCOM, INC.

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

FOR U.S. PARTICIPANTS

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Option granted under the Plan if Participant resides in the U.S. or is subject to taxation in the U.S.  Certain capitalized terms used but not defined in this Appendix shall have the meanings set forth in the Plan, the Certificate of Stock Option Grant and/or the Award Agreement to which this Appendix is attached.

A.                                   Incentive Stock Options.

1.                                       If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if the Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).  Further, if for any reason the Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan.  In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.                                       If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two years after the Date of Grant, or (b) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

B.                                     Method of Payment.  In addition to the methods of payment set forth in Section II.B of the Award Agreement, payment of the Exercise Price may also be made, at the election of Participant, by surrender of other Shares which, (a) shall be valued at its Fair Market Value on the date of exercise, and (b) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, does not result in any adverse accounting consequences to the Company.

C.                                     Code Section 409A.  Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.”  An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The “discount option” may also result in additional state income, penalty and interest tax to the Participant.  Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

APPENDIX B

ADDITIONAL TERMS AND CONDITIONS

UTSTARCOM, INC.

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

FOR NON-U.S. PARTICIPANTS

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Option granted under the Plan if Participant resides in one of the countries listed below during the exercise period.  Certain capitalized terms used but not defined in this Appendix shall have the meanings set forth in the Plan, the Certificate of Stock Option Grant and/or the Award Agreement to which this Appendix is attached.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the countries listed in this Appendix, as of August 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant exercises the Option and purchases Shares, or when Participant subsequently sells Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.  Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, the information contained herein may not be applicable to Participant.

ALL NON-U.S. PARTICIPANTS

A.                                   Nature of Grant.  In accepting the grant of the Option, Participant acknowledges that:

1.                                       the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

2.                                       the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

3.                                       all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;

4.                                       Participant is voluntarily participating in the Plan;

5.                                       the Option and the Option Shares are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and which is outside the scope of Participant’s employment contract, if any;

6.                                       the Option and the Option Shares are not intended to replace any pension rights or compensation;

7.                                       the Option and the Option Shares are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate;

8.                                       the grant of the Option and Participant’s participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate;

9.                                       the future value of the Option and the Option Shares is unknown and cannot be predicted with certainty;

10.                                 if the Option Shares do not increase in value, the Option will have no value;

11.                                 if Participant exercises the Option and obtains Shares, the value of those Shares may increase or decrease in value, even below the Exercise Price per Share;

12.                                 in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s status as a Service Provider for the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

13.                                 in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant’s status as an active Service Provider terminates and will not be extended by any notice period mandated under local law (e.g., status as an active Service Provider would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant’s status as an active Service Provider has terminated for purposes of the Option grant; and

14.                                 the Option and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

B.                                     Data Privacy.

1.                                      Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this  Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any other Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing my participation in the Plan.

2.                                      Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

3.                                      Participant understands that Data will be transferred to any broker designated by the Company and any other third parties as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, any broker designated by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.

CHINA

TERMS AND CONDITIONS

Cashless, Sell-All Exercise Restriction.  Due to regulatory issues in China, Participant will be required to exercise the Option and pay the Exercise Price and any Tax Obligation related thereto by a cashless, sell-all exercise, such that Participant will deliver a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the immediate sale of all of the Shares acquired upon the exercise of the Option pursuant to a program adopted by the Company.  The cash proceeds of sale, less the aggregate Exercise Price, any Tax Obligations and broker’s fees or commissions, will be remitted to Participant.  In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercises.

Exchange Control Requirements.  Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the immediate sale of the Shares issued upon exercise of the Option to China.  Participant understands that, under local law, such repatriation of his or her cash proceeds may need to be effectuated through a special exchange control account established by the Company or the Employer or one of the Company’s other Subsidiaries, and Participant hereby consents and agrees that any proceeds from the sale of any Shares he or she acquires may be transferred to such special account prior to being delivered to Participant.  In accordance with Section II.N of the Award Agreement, Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

HONG KONG

TERMS AND CONDITIONS

In the event that Shares are issued to Participant or his or her heirs earlier than six (6) months from the Date of Grant, due to legal requirements in Hong Kong, the Shares may not be sold prior to six (6) months after the Date of Grant.

NOTIFICATIONS

Warning:  The offer of a grant of an Option and the Shares to be issued upon exercise do not constitute a public offering of securities under Honk Kong law, and are available only to Service Providers of the Company and its Subsidiaries.

Please note that the contents of the Award Agreement, including the Certificate of Stock Option Grant and this Appendix, and the Plan have not been reviewed by any regulatory authority in Hong Kong.  The Participant is cautioned to review the Grant documentation carefully as it may not include the same information as an offer made by a Hong Kong issuer.  If the Participant is in any doubt about any of the contents of the Option Agreement, including this Appendix, the Certificate of Stock Option Grant or the Plan, the Participant should obtain independent legal advice.

INDIA

TERMS AND CONDITIONS

Restriction of Exercise Methods.  Due to legal restrictions in India, Participant acknowledges and agrees that a cashless, “sell to cover” method of exercise, whereby a certain number of Option Shares are sold immediately upon exercise and the proceeds of the sale are remitted to the Company to cover the aggregate Exercise Price and any Tax or FBT (see below) Obligations, with Participant receiving the remaining Shares, shall not be permitted.  In the event of changes in regulatory requirements, the Company reserves the right, in its sole discretion, to permit a cashless “sell to cover” method of exercise.

Fringe Benefit Tax.  By accepting the Option and participating in the Plan, Participant consents and agrees to assume any and all liability for fringe benefit tax (“FBT”) that may be payable by the Company or the Employer in connection with the exercise of the Option.  Participant further understands that the Company may refuse to deliver Shares to Participant if the Company or the Employer cannot recover from Participant the amount of FBT due in connection with the exercise of the Option.

NOTIFICATIONS

Exchange Control Information.  Participant acknowledges and agree that any proceeds from the sale of Shares acquired under the Plan and any dividends received in respect of the Shares must be repatriated to India and converted into local currency within 90 days of receipt.  Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and maintain the FIRC as evidence of repatriation of funds to be produced if requested by the Reserve Bank of India or the Employer.

JAPAN

NOTIFICATIONS

Exchange Control Notification.  If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, the Participant must file a “Securities Acquisition Report” with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the purchase of such Shares.

In addition, if Participant pays more than ¥30,000,000 in a single transaction for the purchase of Shares upon the exercise of the Option, the Participant must file a “Payment Report” with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made.  The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report.  Therefore, if the total amount that Participant pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then Participant must file both a Payment Report and a Securities Acquisition Report.

KOREA

NOTIFICATIONS

Exchange Control Information.  If Participant realizes US$500,000 or more from the sale of Shares, Participant must repatriate the proceeds to Korea within eighteen months of sale.

EXHIBIT A

UTSTARCOM, INC.

2006 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

UTStarcom, Inc.

1275 Harbor Bay Parkway

Suite 100

Alameda, CA 94502

Attention:  [              ]

1.                                       Exercise of Option.  Effective as of today,                                 ,           , the undersigned (“Participant”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of UTStarcom, Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated                  (the “Award Agreement”).  The purchase price for the Shares will be $                          , as required by the Award Agreement.

2.                                       Delivery of Payment.  Participant herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3.                                       Representations of Participant.  Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                       Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option.  The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5.                                       Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.                                       Entire Agreement; Governing Law.  The Plan and Award Agreement are incorporated herein by reference.  This Exercise Notice, the Plan, and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PARTICIPANT:	UTSTARCOM, INC.

Signature	By

Print Name	Its

Address:	Address:

1275 Harbor Bay Parkway
Suite 100
Alameda, CA 94502

Date Received